Caldwell, Becker, Dervin, Petrick, & Co., L.L.P.
CERTIFIED PUBLIC ACCOUNTANTS


May 8, 2000



SECURITIES AND EXCHANGE COMMISSION
450 5th Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read and agreed with the comments in Item 4 of Form 8-K of Focal Corporation dated May 2, 2000.

Very truly yours,

CALDWELL, BECKER, DERVIN, PETRICK & CO., L.L.P.

/s/ Lawrence Becker,
--------------------
Caldwell, Becker, Dervin, Petrick & Co.
Lawrence R. Becker, CPA






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